EXHIBIT 32.1

STATEMENT OF THE CHIEF EXECUTIVE OFFICER OF KNOLOGY, INC.

PURSUANT TO 18 U.S.C. § 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned, in his capacity as an officer of Knology, Inc. (the “Company”), hereby certifies that, based on his knowledge, this quarterly report on Form 10-Q for the period ended September 30, 2004 (this “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2004	/s/ Rodger L. Johnson
Rodger L. Johnson President and Chief Executive Officer